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                                                                    Exhibit 21.1

                  SUBSIDIARIES OF ATLAS PIPELINE HOLDINGS, L.P.

NAME                                                          JURISDICTION
Atlas Pipeline Partners GP, LLC                               Delaware
Atlas Pipeline Partners, L.P.                                 Delaware
Atlas Pipeline Operating Partnership, L.P.                    Delaware
Atlas Pipeline New York, LLC                                  Pennsylvania
Atlas Pipeline Ohio, LLC                                      Pennsylvania
Atlas Pipeline Pennsylvania, LLC                              Pennsylvania
Atlas Pipeline Mid-Continent LLC                              Delaware
Elk City Oklahoma Pipeline, L.P.                              Texas
Elk City Oklahoma GP, LLC                                     Delaware
Atlas Arkansas Pipeline LLC                                   Oklahoma
Atlas Pipeline Finance Corp.                                  Delaware
NOARK Pipeline System, Limited Partnership                    Arkansas
NOARK Pipeline Finance, LLC                                   Oklahoma
Ozark Gas Transmission, LLC                                   Oklahoma
Ozark Gas Gathering, LLC                                      Oklahoma
NOARK Energy Services, LLC                                    Oklahoma